As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALPHA METALLURGICAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-3015061
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

340 Martin Luther King Jr. Blvd.
Bristol, Tennessee 37620
(Address of Principal Executive Offices, including Zip Code)
Alpha Metallurgical Resources, Inc.
2018 Long-Term Incentive Plan, as restated to give effect to Amendment No. 1
(Full title of the Plan)

C. Andrew Eidson
President and Chief Financial Officer
340 Martin Luther King Jr. Blvd.
Bristol, Tennessee 37620
(423) 573-0300
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Mark D. Wood, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone No.: (312) 902-5200
Facsimile No.: (312) 902-1061

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	500,000 shares (1)	$25.48 (2)	$12,740,000.00 (2)	$1,389.93 (2)

(1)	Alpha Metallurgical Resources, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Alpha Metallurgical Resources, Inc. 2018 Long-Term Incentive Plan, as restated to give effect to Amendment No. 1 (the “2018 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the 2018 Plan relating to adjustments resulting from any stock dividend, stock split, recapitalization or similar change.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $25.48 per share represents the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 25, 2021.

EXPLANATORY NOTE
A Registration Statement on Form S-8 has been filed previously with the Securities and Exchange Commission (the “Commission”) on November 9, 2018 (File No. 333-228293) covering securities issued or issuable under the Alpha Metallurgical Resources, Inc. 2018 Long-Term Incentive Plan, as restated to give effect to Amendment No. 1 (the “2018 Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares of Common Stock issuable under the 2018 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3, 5 and 8, which are being updated by this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 15, 2021;
(2) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Commission on May 10, 2021;
(3) all other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (1) above (other than the portions of those documents not deemed to be filed);
(4) the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2021 annual meeting of stockholders held on March 29, 2021 incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and
(5) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 7, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 15, 2021.
All other reports and documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports to the extent furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The Registrant has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

Item 8. Exhibits.

4.1
Second Amended and Restated Certificate of Incorporation of Contura Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 of Contura Energy, Inc. (File No. 333-226953) filed on August 21, 2018)

4.2
Amendment to Second Amended and Restated Certificate of Incorporation of Contura Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38735) filed on January 22, 2021)

4.3	Third Amended and Restated Bylaws of Contura Energy, Inc. (Incorporated by reference to Exhibit 3.2 on Form 10-K of Contura Energy, Inc. filed on March 18, 2020)

4.4	Amendment to Third Amended and Restated Bylaws of Contura Energy, Inc. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-38735) filed on January 22, 2021)

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of RSM US LLP

23.2	Consent of KPMG LLP

23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Alpha Metallurgical Resources, Inc. 2018 Long-Term Incentive Plan, as restated to give effect to Amendment No. 1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Tennessee, on the 30th day of June, 2021.

ALPHA METALLURGICAL RESOURCES, INC.

By:	/s/ C. Andrew Eidson
Name:	C. Andrew Eidson
Title:	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Andrew Eidson as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities stated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Stetson	Chief Executive Officer	June 30, 2021
David J. Stetson	(Principal Executive Officer)

/s/ C. Andrew Eidson	President and Chief Financial Officer	June 30, 2021
C. Andrew Eidson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael J. Quillen	Director	June 30, 2021
Michael J. Quillen

/s/ Kenneth S. Courtis	Director	June 30, 2021
Kenneth S. Courtis

/s/ Albert E. Ferrara, Jr.	Director	June 30, 2021
Albert E. Ferrara, Jr.

/s/ Elizabeth A. Fessenden	Director	June 30, 2021
Elizabeth A. Fessenden

/s/ Daniel D. Smith	Director	June 30, 2021
Daniel D. Smith

/s/ Scott D. Vogel	Director	June 30, 2021
Scott D. Vogel